UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 23, 2011

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) On March 23, 2011, the shareholders of the Registrant approved the Registrant’s 2011 Stock Incentive Plan (the “2011 Plan”) at the Registrant’s annual meeting of shareholders. The new plan increased the number of shares authorized under the Registrant’s plans by 64.0 million shares. The terms of the 2011 Plan are substantially similar to the terms of the Registrant’s Amended and Restated 2005 Stock Incentive Plan, with the following changes:

•

The 2011 Plan (in Section 6.3) provides for acceleration of vesting of options upon termination of employment due to disability, which makes treatment of these awards on disability consistent with the treatment of restricted stock units.

•

The 2011 Plan (in Section 6.5) allows awards to continue to vest when an employee is transferred to an entity in which the Registrant holds an investment even if the entity does not meet the formal definition of Affiliate.

•	The definition of “Fair Market Value” has been changed to give the Compensation Committee additional flexibility to determine an appropriate measure of fair market value.

•	Language has been changed (in Section 6.6) to facilitate cashless exercise of options and the payment of taxes by an exercising holder.

The 2011 Plan was filed as Annex A to the Registrant’s 2011 Proxy Statement, and the terms thereof are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a-b) The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on March 23, 2011 are as follows.

1.	Election of Directors:	For	Against	Abstentions	Broker Non-Votes
	Susan E. Arnold	1,238,526,103	182,266,983	2,424,189	209,970,826
	John E. Bryson	1,381,853,210	38,699,626	2,664,439	209,970,826
	John S. Chen	1,249,629,016	170,996,579	2,591,680	209,970,826
	Judith L. Estrin	1,397,652,905	23,001,868	2,562,502	209,970,826
	Robert A. Iger	1,402,285,926	18,904,004	2,027,345	209,970,826
	Steven P. Jobs	1,240,167,201	180,972,242	2,077,832	209,970,826
	Fred H. Langhammer	1,210,678,355	209,855,962	2,682,958	209,970,826
	Aylwin B. Lewis	1,231,603,398	188,912,478	2,701,399	209,970,826
	Monica C. Lozano	1,397,891,439	22,752,246	2,573,590	209,970,826
	Robert W. Matschullat	1,398,993,206	21,451,434	2,772,635	209,970,826
	John E. Pepper, Jr.	1,230,883,934	189,707,583	2,625,758	209,970,826
	Sheryl K. Sandberg	1,399,243,016	21,427,998	2,546,261	209,970,826
	Orin C. Smith	1,260,543,261	160,001,272	2,672,742	209,970,826

Under the Registrant’s Bylaws, each of the directors was elected, having received more votes “for” than “against.”

		For	Against	Abstentions
2.	Ratification of PricewaterhouseCoopers LLP as registered public accountants	1,610,832,117	19,318,596	3,037,388

Under the Registrant’s Bylaws, the selection of the auditors was ratified, having received “for” votes from more than a majority of shares cast for, against or abstain.

		For	Against	Abstentions	Broker Non-Votes
3.	Approval of the 2011 Stock Incentive Plan	1,045,003,291	372,984,311	5,229,673	209,970,826

Under the Registrant’s Bylaws, the plan was approved, having received “for” votes from more than a majority of shares cast for, against or abstain.

		For	Against	Abstentions	Broker Non-Votes
4.	Approval of the advisory vote on executive compensation	1,093,191,649	323,482,580	6,543,046	209,970,826

Under the Registrant’s Bylaws, the proposal was approved, having received “for” votes from more than a majority of shares cast for, against or abstain.

		One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
5.	Advisory vote on the frequency of votes on executive compensation	1,162,722,422	28,338,713	228,083,200	4,072,940	209,970,826

Under the Registrant’s Bylaws, the proposal to hold advisory votes every year was approved, having received more than a majority of votes cast for one of the three options or abstain.

		For	Against	Abstentions	Broker Non-Votes
6.	Shareholder proposal relating to performance tests for restricted stock units	415,989,323	998,415,255	8,812,697	209,970,826

Under the Registrant’s Bylaws, the proposal failed, having received “for” votes from less than a majority of shares cast for, against or abstain.

(d) On March 23, 2011, following the Registrant’s annual meeting of shareholders, the Board adopted a resolution providing that an advisory vote on executive compensation would be held annually until the next required vote on the frequency of such votes.

Item 9.01 Exhibits

Exhibit 10.1	The 2011 Stock Incentive Plan is incorporated herein by reference to Annex A to Proxy Statement for the 2011 annual meeting of the Registrant

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Managing Vice President, Counsel
Registered In-House Counsel

Dated: March 25, 2011

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